Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Equity Investment Life Holding Company

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-113630, Form S-3 No. 333-123862, and Form S-8 No. 333-127001) of American Equity Investment Life Holding Company and in the related Prospectuses of our reports dated March 12, 2007, with respect to the consolidated balance sheets of American Equity Investment Life Holding Company as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of American Equity Investment Life Holding Company.

As discussed in Note 1 to the consolidated financial statements, in 2006 the Company adopted Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

/s/ KPMG
Des Moines, Iowa
March 12, 2007